Exhibit 99.1

ThermoEnergy Responds to Stock Volatility

LITTLE ROCK, Arkansas - August 22, 2007 - ThermoEnergy Corporation (“ThermoEnergy”, OTCBB - TMEN) today commented on unusual trading activity in its common stock that has resulted in significant price volatility. ThermoEnergy's policy is not to respond to specific rumors or speculation in the market; however, there has been no material change to the Company's business outlook, financial position or any other aspect of its business that would account for such trading activity.

About ThermoEnergy
Founded in 1988, ThermoEnergy is a diversified technologies company engaged in the worldwide commercialization of patented and/or proprietary municipal and industrial wastewater treatment and power generation technologies. The economic and environmental matrix of the Company’s technologies represents a significant advancement in these key infrastructure industries. The Company currently has offices in Little Rock, AR, Hudson, MA, and New York, NY. Additional information on the Company and its technologies can be found on its website at www.thermoenergy.com.

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE “FORWARD LOOKING” STATEMENTS, USUALLY CONTAINING THE WORD “BELIEVE”, “ESTIMATE”, “PROJECT”, “EXPECT” OR SIMILAR EXPRESSIONS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY’S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, CHANGES IN REGULATORY ENVIRONMENTS AND OTHER RISKS DETAILED IN THE COMPANY’S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.

Contact:	Andrew T. Melton, CFO
KEY WORDS:	(501) 376-6477 Tel (501) 375-5249 Fax Arkansas, New York, Massachusetts, Wastewater Treatment